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                                                                    Exhibit 23.2


                          KEGLER, BROWN, HILL & RITTER

                                 [LETTER HEAD]

                                             , 1998

Reynard Motorsport, Inc.
8431 Georgetown Road, Suite 700
Indianapolis, Indiana 46268


Gentlemen:

     We hereby consent to the reference to Kegler, Brown, Hill & Ritter Co., L.P.A. appearing under the heading "Legal Matters" in the Registration Statement of Reynard Motorsport, Inc. and any amendments thereto and the Prospectus of the Company relating to its public offering of shares of its Common Stock, par value $.01 per share. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   KEGLER, BROWN, HILL & RITTER

                                   By: /s/ JACK A. BJERKE
                                      --------------------------------------
                                      Jack A. Bjerke